                                                                   Exhibit 26(b)

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                          ---------------------------

                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

   Check if an application to determine eligibility of a Trustee pursuant to
   Section 305(b)(2)________

                          ---------------------------

                                CITIBANK, N.A.
              (Exact name of trustee as specified in its charter)

                                                         13-5266470
                                                       (I.R.S. employer
                                                        identification no.)

399 Park Avenue, New York, New York                          10043
(Address of principal executive office)                   (Zip Code)

                          ---------------------------

                           CORESTATES CAPITAL CORP.
              (Exact name of obligor as specified in its charter)

         Delaware                                         06-1274088
(State or other jurisdiction of                           (I.R.S. employer
incorporation or organization)                            identification no.)

1345 Avenue of the Americas
New York, New York                                             10105
(Address of Principal Executive Offices)                     (Zip Code)

                          ---------------------------

                                Debt Securities
                      (Title of the indenture securities)

Item 1.  General Information

             Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

             Name                                            Address
             ----                                            -------
             Comptroller of the Currency,              Washington, D.C.

             Federal Reserve Bank of New York,                New York, NY

             Federal Deposit Insurance Corporation            Washington, D.C.

         (b) Whether it is authorized to exercise corporate trust powers.

                     Yes.

Item 2.  Affiliations with Obligor

             If the obligor is an affiliate of the trustee, describe each such affiliation.


                     None.

Item 16. List of Exhibits

             Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement
             No. 2-79983)

             Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577)

             Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

             Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

             Exhibit 5 - Not applicable.

             Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

             Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A (as of December 31, 1993 - attached).

             Exhibit 8 -  Not applicable.

             Exhibit 9 -  Not applicable.


                     -----------------------------------

                                  SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 18th day of April, 1994.

                                  CITIBANK, N.A.


                                  By
                                     ------------------------
                                      Eugene J. Jaworski
                                      Vice President

             Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A (as of December 31, 1993 - attached).

             Exhibit 8 - Not applicable.

             Exhibit 9 - Not applicable.


                     -----------------------------------

                                SIGNATURE



     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 18th day of April, 1994.

                                            CITIBANK, N.A.

                                            By  /s/ Eugene J. Jaworski
                                              ---------------------------
                                              Eugene J. Jaworski
                                              Vice President

                              Charter No. 1461
                        Comptroller of the Currency
                           Northeastern District
                            REPORT OF CONDITION
                               CONSOLIDATING
                            DOMESTIC AND FOREIGN
                              SUBSIDIARIES OF

Citibank, N. A.

of New York in the State of New York, at the close of business on December 31, 1993 published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

ASSETS
                                                                                                          Thousands
                                                                                                         of dollars
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin                                                     $   5,863,000
Interest-bearing balances:                                                                                 7,137,000
Securities                                                                                                11,442,000
Federal funds sold and securities purchased under agreements to resell in domestic offices of the
bank and of its Edge and Agreement subsidiaries, and in IBFs:
Federal funds sold                                                                                         1,467,000
Securities purchased under agreements to resell                                                            1,261,000
Loans and lease financing receivables:
Loans and leases, net of unearned income                                 $115,952,000
LESS: Allowance for loan and lease losses                                   3,471,000
                                                                         ------------

Loans and leases, net of unearned income and allowance                                                   112,481,000
Assets held in trading accounts                                                                           15,529,000
Premises and fixed assets (including capitalized leases)                                                   3,041,000
Other real estate owned                                                                                    3,371,000

Investments in unconsolidated subsidiaries and
associated companies                                                                                         983,000
Customers' liability to this bank on acceptances outstanding                                               1,512,000
Intangible assets                                                                                             29,000
Other assets                                                                                              11,866,000
                                                                                                        ------------
TOTAL ASSETS                                                                                            $175,712,000
                                                                                                        ============

LIABILITIES

Deposits:
In domestic offices                                                                                     $ 34,236,000
Noninterest-bearing                                                      $ 11,921,000
Interest-bearing                                                           22,315,000
                                                                         ------------
In foreign offices, Edge and Agreement subsidiaries, and IBFs                                             94,076,000
Noninterest-bearing                                                         6,515,000
Interest-bearing                                                           87,561,000
                                                                         ------------
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of
the bank and of its Edge and Agreement subsidiaries, and in IBFs:
Federal funds purchased                                                                                    4,113,000
Securities sold under agreements to repurchase                                                             1,190,000
Other borrowed money                                                                                      12,053,000
Mortgage indebtedness and obligations under capitalized leases                                               285,000
Bank's liability on acceptances executed and outstanding                                                   1,530,000
Notes and debentures subordinated to deposits                                                              4,700,000
Other liabilities                                                                                         12,462,000

                                                                                                        ------------
TOTAL LIABILITIES                                                                                       $164,645,000
                                                                                                        ============

EQUITY CAPITAL

Common stock                                                                                            $    751,000
Surplus                                                                                                    5,912,000
Undivided profits and capital reserves                                                                     5,066,000
Cumulative foreign currency translation adjustments                                                         (662,000)
                                                                                                        ------------
TOTAL EQUITY CAPITAL                                                                                    $ 11,067,000
                                                                                                        ------------
TOTAL LIABILITIES AND EQUITY CAPITAL                                                                    $175,712,000
                                                                                                        ============

I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                                            ROGER W. TRUPIN

We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

CHRISTOPHER J. STEFFEN
PEI-YUAN CHIA                                Directors
PAUL J. COLLINS